Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-146463),
(2)Registration Statement (Form S-3 No. 333-155692),
(3) Registration Statement (Form S-8 No. 333-156371) pertaining to the 2007 Long-Term Incentive Compensation Plan,
(4) Registration Statement (Form S-3 No. 333-156997),
(5) Registration Statement (Form S-3 No. 333-124712), and
(6) Registration Statement (Form S-3 No. 333-161587),

of PharmAthene, Inc. and in the related Prospectuses of our report dated March 26, 2010, with respect to the consolidated financial statements of PharmAthene, Inc., included in this Annual Report (Form 10-K). for the year ended December 31, 2009.

/s/ Ernst & Young LLP

McLean, Virginia
March 26, 2010